UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	MARCH 13, 2020

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Multi-Manager Global Listed Infrastructure Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have added one new sub-adviser to the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the appointment of First Sentier Investors (Australia) IM Ltd. to sub-advise a portion of the Fund, effective on January 21, 2020. The Board made this decision, based upon Northern Trust Investments, Inc.’s recommendation that this sub-adviser would add diversification to help the Fund achieve its risk return objectives.

Please take a moment to read the enclosed Information Statement that describes the change discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Fund. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL LISTED INFRASTRUCTURE FUND

This Information Statement is being provided to the shareholders of the Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate a sub-adviser, and to engage and enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until June 11, 2020. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on March 5, 2020, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about March 13, 2020.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Global Listed Infrastructure Fund	0.90%	First $1 Billion
	0.873%	Next $1 Billion
	0.847%	Over $2 Billion

First Sentier Investors (Australia) IM Ltd. and the First Sentier Agreement

THE FIRST SENTIER AGREEMENT. At a meeting of the Board held on November 13-14, 2019 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “First Sentier Agreement”) with respect to the Global Listed Infrastructure Fund between NTI and First Sentier Investors (Australia) IM Ltd. (“First Sentier”). Under the First Sentier Agreement, First Sentier began managing a portion of the Fund’s assets effective on or about January 21, 2020. The Fund’s other assets are currently allocated among Lazard Asset Management LLC and Maple-Brown Abbott Limited (together, the “Other Sub-Advisers”), each of which manages a portion of the Fund’s assets. NTI recommended that the Board approve the First Sentier Agreement based on its evaluation of First Sentier’s investment advisory operations and capabilities and the anticipated synergy of its investment style with that of the Other Sub-Advisers.

The First Sentier Agreement provides that First Sentier shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Global Listed Infrastructure Fund’s assets that NTI may allocate to First Sentier. The First Sentier Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, First Sentier shall seek to obtain the best overall terms available, and (ii) with respect to all other securities, First Sentier shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, First Sentier considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available

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MARCH 13, 2020

and in selecting the broker or dealer to execute a particular transaction, First Sentier may consider the brokerage and research services provided to the Fund and/or other accounts over which First Sentier or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The First Sentier Agreement provides that First Sentier, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, First Sentier will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Fund or the amount of the securities that are able to be sold for the Fund. The First Sentier Agreement permits First Sentier, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of First Sentier’s opinion of the reliability and quality of the broker or dealer.

The First Sentier Agreement provides that First Sentier shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The First Sentier Agreement also provides that NTI will indemnify First Sentier against certain liabilities and expenses, except that First Sentier shall not be indemnified for any liability and expenses that result from First Sentier’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its duties under the First Sentier Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the First Sentier Agreement without penalty at any time. NTI may terminate the First Sentier Agreement immediately upon notice to First Sentier. The First Sentier Agreement terminates automatically in the event of an assignment as defined in the 1940 Act. The First Sentier Agreement also may be terminated by First Sentier upon 60 days’ written notice and automatically terminates upon termination of the Management Agreement.

The material terms of the First Sentier Agreement are substantially the same as the terms of the sub-advisory agreements with the Other Sub-Advisers, except for the sub-advisory fees. First Sentier receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to First Sentier. The Fund would have paid the same amount of management fees to NTI had the First Sentier Agreement been in effect during the last fiscal year.

INFORMATION ABOUT FIRST SENTIER. First Sentier is an Australian domiciled investment adviser regulated by the Australian Securities and Investments Commission and registered with the SEC under the Investment Advisers Act of 1940. First Sentier is located at Level 5 Tower 3, International Towers, 300 Barangaroo Avenue, Barangaroo NSW 2000, Australia. First Sentier is wholly-owned by Mitsubishi UFJ Trust and Banking Corporation (“MUTB”), which is a global asset-management firm and a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a publicly traded company. MUTB is located at 1-4-5, Marunouchi, Chiyoda-ku, Tokyo 100-8212, Japan and MUFG is located at 7-1, Marunouchi 2-Chome, Chiyoda-ku, Tokyo 100-8330, Japan. First Sentier seeks to preserve and grow capital through a focus on securities that are attractively valued with superior quality and growth characteristics. First Sentier creates a core infrastructure portfolio diversified by region, country and subsector by investing in companies that own and operate utilities, energy pipelines, transportation and communications. First Sentier targets assets with high barriers to entry, structural growth, strong pricing power, financial strength, management quality and sustainable culture. As of December 31, 2019, First Sentier had approximately $160.6 billion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of First Sentier indicating position(s) held with First Sentier and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o First Sentier at the address noted above.

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INFORMATION STATEMENT

NAME	POSITION(S) HELD WITH FIRST SENTIER	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Mark David Steinberg	Chief Executive Officer and Director	None

David Geoffrey Dixon	Chief Investment Officer and Director	None

Joe Flex	Chief Compliance Officer	None

Elizabeth Ann Hastilow	Chief Legal Officer	None

Robert Gordon Scott	Chief Operating Officer	None

Clare Suzanne Evans	Chief Financial Officer	None

Harry Patrick Moore	Director	None

Brian John Hollingworth	Director	None

OTHER ADVISORY CLIENTS. First Sentier also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the Global Listed Infrastructure Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB- ADVISORY FEES	NET EXPENSE LIMITS*

JNL/First State Global Infrastructure Fund, a series of JNL Series Trust	$1.02 billion (as of Jan. 31, 2020)	0.40%	1.15% (Total Annual Fund Operating Expenses for A-shares)

First State Global Infrastructure Fund, a series of Advisers Series Trust	$45 million (as of Jan. 31, 2020)	0.75%	0.95%

Global Infrastructure Fund, a series of Russell Investment Company	The Fund’s total net assets were $247 million (as of Dec. 31, 2019), of which First Sentier’s target allocation is 38%.	Not disclosed	1.35% (Net Annual Fund Operating Expenses for A-shares)

Tax-Managed Real Assets Fund, a series of Russell Investment Company	The Fund’s total net assets were $467 million (as of Dec. 31, 2019), of which First Sentier’s target allocation is 21%.	Not disclosed	1.33% (Net Annual Fund Operating Expenses for A-shares)

Multi-Asset Growth Strategy Fund, a series of Russell Investment Company	The Fund’s total net assets were $1.91 billion (as of Dec. 31, 2019), of which First Sentier’s target allocation is 6%.	Not disclosed	0.95% (Net Annual Fund Operating Expenses for S-shares)
*	With the exception of First State Global Infrastructure Fund, a series of Advisers Series Trust, the Fund’s adviser, not First Sentier, has agreed to the net expense limits.

Approval of the First Sentier Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE FIRST SENTIER AGREEMENT. The First Sentier Agreement was approved by the Board of the Trust, including the Independent Trustees voting separately, at the Meeting.

The Trustees reviewed and discussed information and written materials from NTI about First Sentier including: (i) the nature and quality of the investment advisory services to be provided by First Sentier, and the experience and qualifications of the personnel providing such services; (ii) First Sentier’s financial condition, history of operations and ownership structures; (iii) First Sentier’s brokerage and soft dollar practices; (iv) First Sentier’s investment strategies and styles of investing; (v) the performance history of First Sentier with respect to accounts or funds managed similarly to the Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to First Sentier’s risk management and cyber-security

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MARCH 13, 2020

programs and First Sentier’s compliance policies and procedures (including its code of ethics) and the Trust’s Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as First Sentier’s regulatory history; (vii) First Sentier’s conflicts of interest in managing the Fund, including First Sentier’s financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the First Sentier Agreement. The Trustees also considered NTI’s discussion of the reasons that it anticipated that First Sentier may improve the performance of the Fund. The Trustees also discussed the proposed allocation of assets among First Sentier and the Other Sub-Advisers, as well as the then current allocations of assets among the Other Sub-Advisers.

In evaluating the First Sentier Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to First Sentier.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to First Sentier’s operations, qualifications, performance and experience in managing the type of strategy for which First Sentier was proposed to be engaged in connection with the Fund. The Board also considered NTI’s evaluation of First Sentier’s ability to add alpha to the Fund’s returns. The Trustees also reviewed the CCO’s evaluation of First Sentier’s compliance program, noting that he believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that First Sentier was able to provide quality services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that First Sentier would be paid by NTI out of its management fee and not by the Fund. The Trustees also believed, based on NTI’s representations, that the First Sentier Agreement had been negotiated at arm’s-length between NTI and First Sentier. The Trustees also considered comparisons of First Sentier’s fees at various asset levels of the Fund and in relation to the Other Sub-Advisers. The Trustees also compared First Sentier’s fees in relation to its other similar institutional accounts. Finally, the Trustees also considered NTI’s representations that the fees to be paid to First Sentier were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the projected profitability to NTI of the Fund before and after the addition of First Sentier. These comparisons showed that NTI’s profitability did not increase appreciably. The Trustees did not consider First Sentier’s projected profitability as they did not consider it to be particularly relevant because NTI would be paying First Sentier out of the management fees NTI received from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated First Sentier’s performance information with respect to its other accounts using the same investment strategy and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of First Sentier and the Fund over various time periods if First Sentier also had been managing the Fund along with the Other Sub-Advisers. The Trustees also considered First Sentier’s actual performance record in the strategy for which it was being engaged and against relevant performance benchmarks. It was noted that First Sentier had a different style than the Other Sub-advisers and that its style would underperform in certain markets. The Trustees concluded, based upon the information provided, that First Sentier’s performance record was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures (if any). However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying First Sentier out of its management fee.

Other Benefits

The Trustees considered other benefits derived or to be derived by First Sentier as a result of its relationships with the Fund. These benefits included, but were not limited to, research and other benefits in connection with brokerage commissions paid by the Fund. The Trustees also considered the other relationships that First Sentier had with NTI or its affiliates, if any, including other sub-advisory relationships to portfolios managed by NTI.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to First Sentier was reasonable in light of the services to be provided by it and that the First Sentier Agreement should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2019, the Global Listed Infrastructure Fund

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INFORMATION STATEMENT

paid management fees to NTI, and NTI paid sub-advisory fees to sub-advisers, in the aggregate amounts and as a percentage of each Fund’s average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Global Listed Infrastructure Fund	$10,207,496	0.90%	$4,819,061	0.42%

As of December 31, 2019, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2019.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

John Abunassar	Director and Executive Vice President	None

Richard Bartholomew	Executive Vice President and Chief Risk Officer	None

Robert P. Browne	Director, Executive Vice President, Chief Investment Officer and Senior Trust Officer	50 South Capital Advisors, LLC – Chief Investment Officer

Craig R. Carberry	Senior Vice President, Chief Legal Officer and Secretary	50 South Capital Advisors, LLC – Secretary; Belvedere Advisers LLC – Chief Legal Officer and Secretary; FlexShares Trust – Chief Legal Officer; Northern Funds – Chief Legal Officer; Northern Institutional Funds – Chief Legal Officer and The Northern Trust Company – Associate General Counsel and Senior Vice President

Christopher W. Carlson	Director, Executive Vice President, Chief Operating Officer and Cashier	None

Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC – AML Compliance Officer; Northern Funds – AML Compliance Officer; Northern Institutional Funds – AML Compliance Officer; and FlexShares Trust – AML Compliance Officer

Jose J. Del Real	Senior Vice President, Senior Legal Counsel and Assistant Secretary	The Northern Trust Company – Senior Legal Counsel and Senior Vice President; Northern Funds – Secretary; Northern Institutional Funds – Secretary; and FlexShares Trust – Secretary

Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company – Senior Vice President; Northern Funds – President and Principal Executive Officer; Northern Institutional Funds – President and Principal Executive Officer; and FlexShares Trust – President and Principal Executive Officer

Sheri B. Hawkins	Director and Senior Vice President	None

Maya G. Teufel	Senior Vice President and Chief Compliance Officer	FlexShares Trust – Chief Compliance Officer

Shundrawn A. Thomas	Director, President, Chief Executive Officer and Chairman	The Northern Trust Company – Executive Vice President

Ryan M. Wickert	Senior Vice President, Chief Financial Officer and Treasurer	None

Darek Wojnar	Director and Executive Vice President	Northern Funds – Trustee; Northern Institutional Funds – Trustee; and FlexShares Trust – Trustee

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INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual and semi-annual reports dated March 31, 2019 and September 30, 2019, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of March 5, 2020, the record date for shareholders receiving this Information Statement, the Fund had 88,318,345 shares outstanding.

As of February 29, 2020, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of February 29, 2020, no other entities or individuals held of record or beneficially owned 5% or more of the outstanding shares of the Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MMF STM	(03/20)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Northern Multi-Manager Global Listed Infrastructure Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the appointment of First Sentier Investors (Australia) IM Ltd. to sub-advise a portion of the Fund, effective on January 21, 2020.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 13, 2020 to shareholders of record of the Fund as of March 5, 2020. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until June 11, 2020. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MMF NOTICE (3/20)